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                                                                      EXHIBIT 11

Allied Capital Corporation and Subsidiaries
Exhibit 11 Statement of Computation of Earnings Per Common Share
Form 10-Q
September 30, 1997

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                                                                   For the Three Months Ended       For the Nine Months Ended
                                                                        September 30,                    September 30,
                                                                ------------------------------     ---------------------------
                                                                     1997             1996              1997         1996
                                                                ------------------------------     ---------------------------
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Primary Earnings Per Common Share:

         Net Increase in Net Assets Resulting
           from Operations                                        $4,209,000       $5,705,000       $8,887,000     $9,781,000
         Less:  Dividends for Preferred Stock                        (55,000)         (55,000)        (165,000)      (165,000)
                                                                ------------------------------     ---------------------------

         Net Increase in Net Assets Resulting
           from Operations Available to
           Common Shareholders                                    $4,154,000       $5,650,000       $8,722,000     $9,616,000
                                                                ==============================     ===========================


         Weighted average number of common
           shares outstanding                                      7,522,921        6,986,512        7,397,447      6,791,205

         Weighted average number of common
           shares issuable on exercise
           of outstanding stock options                               69,313           69,073           70,335         47,871
                                                                ------------------------------     ---------------------------

         Weighted average number of common
           shares and common share equivalents outstanding         7,592,234        7,055,585        7,467,782      6,839,076
                                                                ==============================     ===========================


         Earnings per Common Share                                     $0.55       $     0.80            $1.17          $1.41
                                                                ==============================     ===========================


Fully Diluted Earnings Per Common Share:

         Net Increase in Net Assets Resulting
           from Operations                                        $4,209,000       $5,705,000       $8,887,000     $9,781,000
         Less:  Dividends for Preferred Stock                        (55,000)         (55,000)        (165,000)      (165,000)
                                                                ------------------------------     ---------------------------

         Net Increase in Net Assets Resulting
           from Operations Available to
           Common Shareholders                                    $4,154,000       $5,650,000       $8,722,000     $9,616,000
                                                                ==============================     ===========================


         Weighted average number of common
           shares and common share
           equivalents outstanding as computed for
           primary earnings per share                              7,592,234        7,055,585        7,467,782      6,839,076

         Weighted average of additional
           shares issuable on exercise
           of outstanding stock options                                9,769           39,646           19,998         60,135
                                                                ------------------------------     ---------------------------

         Weighted average number of common
           shares and common share equivalents
           outstanding, as adjusted                                7,602,003        7,095,231        7,487,780      6,899,211
                                                                ==============================     ===========================

         Earnings per Common Share                                     $0.55       $     0.80            $1.16          $1.39
                                                                ==============================     ===========================
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